Filed Pursuant to Rule 424(b)(5)

Registration No. 333-279916

PROSPECTUS SUPPLEMENT

(To prospectus dated June 3, 2024)

$50,000,000

SunCar Technology Group Inc.

7,142,858 Class A Ordinary Shares

We are offering 7,142,858 Class A Ordinary Shares, par value $0.0001 per share, pursuant to this prospectus supplement and the accompanying prospectus. The public offering price for each Class A Ordinary Share is $7.00.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “SDA.” On February 5, 2025, the last reported sale price of our Class A Ordinary Shares was $8.44 per share.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus supplement complies with the requirements that apply to an issuer that is an emerging growth company.

SunCar is not an operating company but a Cayman Islands holding company with operations primarily conducted by its subsidiaries in China.

SunCar’s PRC Operating Entities (as defined below) face various legal and operational risks and uncertainties related to doing business in China. For instance, SunCar’s PRC Operating Entities face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the ability of the Public Company Accounting Oversight Board (United States) (“PCAOB”) to inspect SunCar’s auditors, which may impact the ability of SunCar’s subsidiaries to conduct certain businesses, accept foreign investors, or its continuing listing on the Nasdaq. These risks could result in a material adverse change in SunCar’s business operations and the value of our Class A Ordinary Shares, significantly limit or hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

SunCar’s corporate structure as a Cayman Islands holding company with operations primarily conducted by its subsidiaries in China involves unique risks to investors. Chinese regulatory authorities could disallow this structure, which would result in SunCar not being able to continue its operations without changing the corporate structure or switching the business focus. This may in turn cause the value of the securities to significantly decline or even become worthless. According to the Foreign Investment Law in China, the State Council shall promulgate or approve a list of special administrative measures for market access of foreign investments, or the Negative List. The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Negative List. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other permissions or approvals from relevant PRC government authorities. On September 6, 2024, the National Development and Reform Commission of China (“NDRC”) and the Ministry of Commerce (“MOFCOM”) jointly issued the Special Administrative Measures for Foreign Investment Access (Negative List) (2024 Edition), effective November 1, 2024. As a company operating its business in auto service, auto eInsurance service and technology service, which are not included in the 2024 Negative List, SunCar believes its business is not subject to any ownership restrictions. However, since the Negative List has been adjusted and updated almost on an annual basis in the recent years, we cannot assure you that the aforementioned business segments will continuously be beyond the “prohibited” category, which would likely result in a material change in our operations or in the value of our securities. The PRC government will also establish a foreign investment information reporting system, according to which foreign investors or foreign-invested enterprises shall submit investment information to the competent department for commerce concerned through the enterprise registration system and the enterprise credit information publicity system, and a security review system under which the security review shall be conducted for foreign investment affecting or likely affecting the state security. For a detailed description of risks related to doing business in China, see “Risk Factors — Risk Factors Relating to Doing Business in China” in our most recent Annual Report on Form 20-F, incorporated herein by reference.

SunCar may encounter several limitations related to cash transfer among its PRC Operating Entities, the holding company and its investors. Any funds we transfer to the PRC Operating Entities, either as a shareholder loan or as an increase in registered capital, are subject to permission and approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign invested enterprises in China, capital contributions to our PRC Operating Entities are subject to the registration with the State Administration for Market Regulation or its local counterpart and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC Operating Entities is required to be registered with the SAFE or its local branches and (ii) any of our PRC Operating Entities may not procure loans which exceed the difference between its total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided by the People’s Bank of China. As a holding company with no operations, our ability to distribute dividends largely depends on the distribution from our PRC Operating Entities. In addition, if SunCar is determined to be a PRC resident enterprise for enterprise income tax purposes, we could be subject to PRC tax at a rate of 25% on our worldwide income, which could materially reduce our net income, and we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our Ordinary Shares, and non-resident enterprise shareholders (including our Ordinary Shareholders) may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of Ordinary Shares, if such income is treated as sourced from within China. An “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) with five interpretive guidelines (together with the New Overseas Listing Rules, collectively, the “New Overseas Listing Rules”), which came into effect on March 31, 2023. The New Overseas Listing Rules apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. Under the New Overseas Listing Rules, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The New Overseas Listing Rules state that, any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes, exchangeable notes and preferred shares, shall be subject to filing requirement within three business days after the completion of the offering. Additionally, if we do not obtain the permissions and approvals of the filing procedure for any subsequent offering in a timely manner under PRC laws and regulations, we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. Based on our understanding of the rules, we are required to submit the filing report to the CSRC within three business days upon the completion of this offering pursuant to this prospectus supplement. It is uncertain whether such filing can be completed or how long it will take to complete such filing. Any delay in completing such filing procedures might affect the other filing procedures with respect to other applicable circumstances, under the New Overseas Listing Rules in the future, such as the secondary listing, primary listing, spin-off listing and making overseas offering and listing anew after being delisted from an overseas exchange, which might affect our future public market financings and capital market transactions. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments, or continue to list on a U.S. or other foreign exchange.

SunCar also may face risks relating to the lack of PCAOB inspection on its auditor, which may cause our securities to be delisted from a U.S. stock exchange or prohibited from being traded over-the-counter in the future under the Holding Foreign Companies Accountable Act as amended by the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) that was signed into law on December 29, 2022, if the PCAOB has determined it is unable to investigate SunCar’s auditor completely for two consecutive years beginning in 2021. The delisting or the cessation of trading of our securities, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in China and Hong Kong, respectively, and identifies the registered public accounting firms in China and Hong Kong that are subject to such determinations. SunCar’s auditor is headquartered in Singapore and has been inspected by the PCAOB on a regular basis and is therefore not subject to the determinations announced by the PCAOB on December 16, 2021. However, since the audit work was carried out by SunCar’s auditor with the collaboration of its China-based office, the audit working papers of SunCar’s financial statements may not be inspected by the PCAOB without the approval of the PRC authorities. On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB announced in the 2022 Determination its determination that the PCAOB was able to secure complete access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong, and the PCAOB Board voted to vacate previous determinations to the contrary. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the MOF, the PCAOB will make determinations under the HFCAA as and when appropriate. We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to the audit of our financial statements. There is a risk that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction or any other reasons, and that the PCAOB may re-evaluate its determinations as a result of any obstruction with the implementation of the Protocol. Such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCAA and ultimately result in a determination by a securities exchange to delist the Company’s securities. In addition, under the HFCAA, as amended by the AHFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Ordinary Shares being delisted by the Nasdaq.

The structure of cash flows within our organization and a summary of the applicable regulations are as follows: Our equity structure is a direct holding structure. ASGL (as defined below), direct and wholly owned subsidiary of SunCar, controls Haiyan Trading (Shanghai) Co., Ltd (“Haiyan Trading”, or the “WFOE”) and other domestic operating entities through the Hong Kong company, Auto Market Group Ltd. (“Auto Market HK”). Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the current laws and regulations of the PRC. After any non-PRC based investors’ funds enter SunCar at SunCar’s securities offerings outside of China, the funds can be directly transferred to Auto Market HK, and then transferred to subordinate operating entities through the WFOE in accordance with relevant laws and regulations of the PRC. To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of SunCar or SunCar’s subsidiaries, by the PRC government to transfer cash.

If we intend to distribute dividends, we will transfer the funds to Auto Market HK from WFOE in accordance with the laws and regulations of the PRC, and then Auto Market HK will transfer the dividends to SunCar, and the dividends will be distributed from SunCar to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. In terms of the cash transfer among SunCar and its subsidiaries, subject to the amounts of cash transfer and the nature of the use of funds, requisite internal approval shall be obtained prior to each cash transfer. Specifically, all transactions require the approvals of the financial controllers of the entities involved. As for an internal cash transfer that exceeds RMB10,000,000 (approximately $1.5 million), the general manager is also required to conduct review and approval. There are no other cash management policies.

In the reporting periods presented in this prospectus supplement, (1) no cash transfers have occurred between our holding company and its subsidiaries, (2) no dividends nor distributions have been made by the subsidiaries to our holding company, and (3) our holding company has not paid any dividends nor made any distributions to U.S. investors. For further details, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as the consolidated financial statements for fiscal years ending December 31, 2023, 2022 and 2021, and the periods ended June 30, 2024 and September 30, 2024, incorporated by reference in this prospectus supplement. As of the date of this prospectus supplement, SunCar does not have any cash management policy other than that stated in the paragraph above. For the foreseeable future, we intend to use the earnings for research and development, to develop new products and to expand our production capacity. As a result, SunCar currently does not have a plan to declare dividends to its shareholders in the foreseeable future.

The ability of SunCar’s PRC subsidiaries to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable In addition, PRC Operating Entities cannot distribute dividends until previous years’ loss has been offset.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section on page S-8 of this prospectus supplement, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus supplement before making a decision to invest in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus supplement is accurate or adequate. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$7.00	$50,000,000
Underwriting discounts and commissions(1)	$0.42	$3,000,000
Proceeds to the Company, before expenses	$6.58	$47,000,000

(1)	See the section of this prospectus supplement entitled “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option to purchase up to 1,071,429 additional Class A Ordinary Shares, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

The underwriters expect to deliver the Class A Ordinary Shares being offered hereby to purchasers on or about February 7, 2025.

BTIG	Macquarie Capital	Oppenheimer & Co.

The date of this prospectus supplement is February 5, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus that we have authorized for use in connection with this offering. We and the underwriters have not authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you. We and the underwriters are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. The information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus supplement nor the accompanying prospectus, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement or the accompanying prospectus, nor that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information.

This prospectus supplement has been filed pursuant to our registration statement on Form F-3 (File No. 333-279916). To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein, on the other hand, you should rely on the information in this prospectus supplement.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

S-ii

CERTAIN DEFINED TERMS

In this prospectus supplement, unless otherwise stated, references to:

“ASGL” are to Auto Services Group Limited, a Cayman Islands exempted company;

“Business Combination” are to the mergers contemplated under the Merger Agreement;

“China” or “PRC” are to the People’s Republic of China;

“Class A Ordinary Shares” are to the Class A Ordinary Shares of the Company, each having a par value in U.S. dollars of $0.0001 per share;

“Class B Ordinary Shares” are to the Class B Ordinary Shares of the Company, each having a par value in U.S. dollars of $0.0001 per share;

“Company”, “SunCar”, “we,” “our” or “us” are to SunCar Technology Group Inc., a Cayman Islands exempted company;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“GBRG” are to Goldenbridge Acquisition Limited, the Company’s predecessor;

“Merger Agreement” are to the agreement and plan of merger among SunCar, GBRG, Merger Sub, and certain other parties;

“Merger Sub” are to SunCar Technology Global Inc., a Cayman Islands exempted company and a direct wholly owned subsidiary of SunCar;

“Nasdaq” are to the Nasdaq Capital Market;

“Ordinary Shares” are to the Class A Ordinary Shares together with the Class B Ordinary Shares;

“PRC Operating Entities” are to Anqi Technology (Zhejiang) Co., Ltd and its subsidiaries, Shanghai Cuhong Automotive Service Co., Ltd. and Zhejiang Qixuan Automotive Service Co., Shanghai Xuanbei Automobile Service Co., Limited, Shanghai Chengle Network Technology Co., Limited, Shanghai Qianjing Automobile Service Co., Limited, Shanghai Louduo Technology Co., Limited, Jingning Jiashun Automobile Technology Co., Limited, Beijing Beisheng United Insurance Agency Co., Ltd, Chengdu Shengda Insurance Agency Co., Ltd, Nanjing Xinda New Insurance Agency Co., Ltd, Shanghai Anite insurance Agency Co., Ltd, Shanghai Shengshi Dalian Automobile Service Co., Ltd, Shengshi Dalian Insurance Agency Co., Ltd., Shanghai Feiyou Trading Co., Limited; Li Mo (Shanghai) Technology Co., Ltd., Guangdong Tianzhuo Automobile Service Co., Ltd., Jiangsu Shengda Automobile Service Co., Ltd, Haiyan Trading (shanghai) Co., Ltd., and Zhejiang Qixuan Automobile Service Co., Ltd.

“RMB” or “Renminbi” are to the legal currency of the PRC;

“SEC” are to the U.S. Securities and Exchange Commission;

“U.S. Dollars,” “$,” or “US$” are to the legal currency of the United States; and

“U.S. GAAP” or “GAAP” are to accounting principles generally accepted in the United States.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain forward-looking statements that involve substantial risks and uncertainties. The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations.

SunCar desires to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

●	future exchange and interest rates;

●	the Company is highly dependent on the services of its executive officers;

●	the Company may experience difficulties in managing its growth and expanding its operations;

●	the outcome of any legal proceedings that may be instituted against the Company or others in connection with the Business Combination and the related transactions;

●	the Company may face risks and uncertainties associated with laws and regulations within the People’s Republic of China, which may have a material adverse effect on its business;

●	the Company’s auto services (automobile after-sales services) business and auto eInsurance (digitalized insurance intermediation) business largely depend on relationships with customers;

●	the Company relies on our auto service providers and external referral sources to operate its business, therefore relationships with its service providers are crucial to its business;

●	misconduct of the external referral sources the Company engaged to promote our auto eInsurance services is difficult to detect and deter and could harm our reputation or lead to regulatory sanctions or litigation costs;

●	the Company is subject to customer concentration risk;

●	the Company is subject to credit risks from its customers;

●	the Company’s negative net operating cash flows in the past may expose it to certain liquidity risks and could constrain operational flexibility;

S-iv

●	the Company’s ability to use certain of its leased properties due to defects related to these properties;
●	the Company’s ability to protect its intellectual property rights and proprietary information;

●

the Company is subject to regulation and administration by the China Banking and Insurance Regulatory Commission and other government authorities, and failure to comply with any applicable regulations and rules by us could result in financial losses or harm to our business;

●	changes in government policies and regulations;
●	the insurance business is historically cyclical in nature, and there may be periods with excess underwriting capacity and unfavorable premium rates;
●	any significant disruption in services on the Company’s apps, websites or computer systems; and any significant disruption in services on the Company’s apps, websites or computer systems; and

●	other matters described under “Item 3.D.-Risk Factors” in our most recent Annual Report on Form 20-F, incorporated herein by reference.

You should refer to the section titled “Risk Factors” of this prospectus supplement and in our other filings with the SEC for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure that the forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents we have filed with the SEC that are incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, these statements should not be regarded as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus supplement. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances or changes in beliefs except to the extent required by law. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements except to the extent required by law.

Market, ranking and industry data used throughout this prospectus supplement, including statements regarding market size and technology adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events.

You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement and the documents that we have filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section entitled “Where You Can Find More Information.”

S-v

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference carefully, especially the risks of investing in the Ordinary Shares discussed under “Risk Factors” of this prospectus supplement and under “Item 3. Key Information — 3.D. Risk Factors” in our 2023 Form 20-F that is incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement contains information from an industry report commissioned by us and prepared by Frost & Sullivan Report to provide information regarding our industry. We refer to this report as the “Frost & Sullivan Report.” The definition of some of the terms used in this prospectus supplement are set forth under the section “Selected Definitions.” For additional information, see the section of this prospectus supplement entitled “Where You Can Find More Information.”

Overview

We are a leading cloud-based provider of digitalized enterprise auto services and auto eInsurance service in China. For the years ended December 31, 2022 and 2023, we generated revenue of $282.4 million and $363.7 million, respectively. Building on our leading position in both of these segments and the synergies between them, we offer one-stop, fully digitalized, on-demand automotive service systems to help our enterprise clients build up their customer base and serve their end customers.

Since our inception in 2007, we have amassed ample experience in perceiving and serving the expanding needs of China’s automobile owners. Rising with the increasing prevalence of the mobile internet in China, we introduced online apps for our insurance and auto business in 2014 and 2015, respectively. We have built comprehensive digital systems for both of our auto service and our auto eInsurance business segments, centered on our multi-tenant, cloud-based platform which empowers our clients and service providers to optimally access and manage the types of services and insurance they desire.

We operate our auto services business through offering customized service solutions to our enterprise clients (“auto service partners”), who are major banks, insurance companies, telecommunication companies, new energy vehicle (or NEV) original equipment manufacturers (OEMs) or any client who has end customers demanding automotive services. These enterprise clients purchase our service solutions for the members of their reward programs or customer loyalty programs to enjoy. The auto service solutions cover over 300 types of services such as car wash, oil change, tire repair, car beautification, road assistance, flight pickup, designated driving, VIP lounge, etc. They are provided in collaboration with our auto service providers, which are typically third-party auto service providers. As of September 30, 2024, we have established a service network of over 47,600 third-party brick-and-mortar auto service providers, leasing and roadside assistance companies (compared to 47,000 and 45,000 as of December 31, 2023 and 2022), covering over 350 cities (out of a total of approximately 690), and 33 (out of a total of 33)  provinces of China. With this extensive service network, we serve over 1,460 enterprise clients.

For our auto eInsurance business, we primarily facilitate the sales of auto eInsurance products underwritten by major insurance companies in China. We receive commissions from these insurance companies, typically a percentage of the premium paid by insurance purchasers. We implement, automate and streamline the insurance purchasing process on our proprietary, fully online digital apps, integrating full spectrum products from leading insurers in China. We sell insurance policies through a network of over 64,000 external sales partners. These sales partners include an offline auto network with frequent exposure to car owners, an online marketplace with large user traffic, and emerging NEV OEMs and service providers. As of June 30, 2024, we have branch headquarters in 31 cities in 20 provinces of China. We have also established collaborative relationships with 85 insurance companies (including the top 10 insurance companies with combined over 90% market share).

We have built up our business as a digitalized, technology-driven provider of online platforms that enable and facilitate B2B services. We have secured 150 registered copyrights of computer software. Our proprietary technology solution is centered on our multi-tenant platform and our cloud infrastructure. On the auto services side, our digital platform provides API docking, front-end plug-in and module integration for our enterprise clients, as well as efficient, user friendly management and operations tools for our service providers. On the auto eInsurance side, our platform empowers our insurance company clients to manage all aspects of their business including customer orders, products, commissions, and reports. For insurance purchasers, our online insurance interface provides data-driven, AI-empowered real time quotation, pricing, underwriting and payment, by connecting to our market-wide insurer clients and the full spectrum of their policy selections. Our AI-empowered hybrid cloud infrastructure provides the secure storage and computation to support the demands by both insurance companies as well as end customers.

We have started making our technologies into a new business line. With growing demands to efficiently manage their businesses, our automotive service providers are now paying for our online tools to streamline their business workflows, manage their customer relationships and automate orders processing. With the iterative upgrades of our technology, we are working on developing a SaaS model product offering and plan to gradually turn our automotive service providers into our technology customers.

We believe the cross-utilizations and interconnections between our auto service and auto eInsurance business lines enable positive feedback loops between them and symbiotic growth of both. While we are developing our nation-wide automotive service provider network, these service providers become our sales partners of our auto eInsurance business. Conversely, when we engage with insurance companies to sell their insurance products, we also engage them as clients of our auto service solutions. We believe our synergistic business development will boost our sales channels as well as client network in both of our business segments.

As our business is closely connected to the automotive industry, we have also embraced the recent trends of electric and smart vehicles. We are now working with 20 mainstream NEV and smart car panel players, embedding our auto service solutions into their online applications and panels, and providing various insurance products to NEV owners.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. You should carefully consider the matters discussed under “Item 3. Key Information — 3.D. Risk factors” in our 2023 Form 20-F, “Risk Factors”, as well as other documents incorporated by reference in to the accompanying prospectus.

General Risks Related to SunCar’s Business

●	Our auto services business and auto eInsurance business largely depend on our relationships with our customers.

●	We rely on our auto service providers and external referral sources to operate our business, therefore our relationships with our service providers are crucial to our business.

●	We are subject to customer concentration risk.

●	We are subject to credit risks from our customers.

●	Our negative net operating cash flows in the past may expose us to certain liquidity risks and could constrain our operational flexibility. See Risk Factor under such title.

●	Any significant disruption in services on our apps, websites or computer systems, including events beyond our control, could materially and adversely affect our business, financial condition and results of operation. See Risk Factor under such title.

●	If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected. See Risk Factor under such title.

●	We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our ordinary shares less attractive to investors. See Risk Factor under such title.

●	We may not be able to use certain of our leased properties due to defects related to these properties.

●	If we fail to protect our intellectual property rights and proprietary information, we may lose our competitive edge and our brand, reputation and operations may be materially and adversely affected. See Risk Factor under such title.

Risks Related to SunCar’s Insurance Services

●	We participate in the business as an insurance intermediary, therefore, we only obtained necessary licenses for the sale of insurance, but these insurances do not allow us to create/modify insurance products either.

●	Our business is subject to regulation and administration by the China Banking and Insurance Regulatory Commission and other government authorities, and failure to comply with any applicable regulations and rules by us could result in financial losses or harm to our business.

●	Misconduct of the external referral sources we engaged to promote our auto eInsurance services is difficult to detect and deter and could harm our reputation or lead to regulatory sanctions or litigation costs.

●	Examinations and investigations by the PRC regulatory authorities may result in fines and/or other penalties that may have a material adverse effect on our reputation, business, results of operations and financial condition. See Risk Factor under such title.

●	Because the commission revenue we earn on the sale of insurance products is based on premium and commission rates set by insurance companies, any decrease in these premiums or commission rates, or increase in the referral fees we pay to our external referral sources, may have an adverse effect on our results of operation.

●	The insurance business is historically cyclical in nature, and there may be periods with excess underwriting capacity and unfavorable premium rates, which may negatively affect SunCar’s overall revenues.

Risks Related to Doing Business in China

●	PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC Operating Entities to liability or penalties.

●	Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

●	The Chinese government exerts substantial influence over the manner in which SunCar must conduct our business activities.

●	Our business is conducted in RMB and the price of our ordinary shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

●	We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. SunCar may be liable for improper use or appropriation of personal information.

●	If SunCar is classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and ordinary shareholders.

●	Failure to obtain any preferential tax treatments or the discontinuation, reduction or delay of any of the preferential tax treatments that may be available to us in the future could materially and adversely affect our business, financial condition and results of operations.

●	The permission or approval of the China Securities Regulatory Commission may be required in future offerings or financings, and, if required, we cannot predict whether we will be able to obtain such permission or approval.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies may delay us from using the proceeds of future offerings. In addition, the PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China, to the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of SunCar or SunCar’s subsidiaries, by the PRC government to transfer cash. In terms of the cash transfer among SunCar and its subsidiaries, subject to the amounts of cash transfer and the nature of the use of funds, requisite internal approval shall be obtained prior to each cash transfer. Specifically, all transactions require the approvals of the financial controllers of the entities involved. As for an internal cash transfer exceeds RMB10,000,000 (approximately $1.5 million), the general manager is also required to conduct review and approval.

●	Recently, the PRC government initiated a series of regulatory actions and released guidelines to regulate business operations in China with little advance notice, including those related to data security or anti-monopoly concerns, which may have an impact on our ability to conduct certain business in China, accept foreign investments, or list on a U.S. or other foreign exchange.

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. Therefore, investors in the securities and our business face potential uncertainty from the PRC government’s policy. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our securities. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or to be worthless.

●	Our auditor is headquartered in Singapore, Singapore, and is subject to inspection by the PCAOB on a regular basis.

●	Failure to comply with the U.S. Foreign Corrupt Practices Act of 1977, or the FCPA, could result in fines, criminal penalties, and an adverse effect on our business.

Risks Related to Ownership of SunCar Securities

●	Because there are no current plans to pay cash dividends on the Class A Ordinary Share for the foreseeable future, you may not receive any return on investment unless you sell your Class A Ordinary Share for a price greater than that which you paid for it.

●	If SunCar fails to implement and maintain an effective system of internal controls to remediate its material weaknesses over financial reporting, SunCar may be unable to accurately report its results of operations, meets its reporting obligations or prevent fraud, and investor confidence and the market price of SunCar’s ordinary shares may be materially and adversely affected.

●	Future sales or perceived sales of substantial amounts of our securities in the public market could have a material adverse effect on the prevailing market price of our Ordinary Shares and our ability to raise capital in the future, and may result in dilution of your shareholdings.

●	We may have conflicts of interest with our largest shareholder and may not be able to resolve such conflicts on favorable terms for us.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, it is exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its Chief Executive Officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We previously elected to avail ourself of the extended transition period, and following the consummation of the Business Combination, we are an emerging growth company at least until December 31, 2023 and are taking advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2025, (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

Corporate Information

SunCar is a Cayman Islands exempted company with operations primarily conducted by its subsidiaries in China.

The chart below summarizes the Company’ corporate structure and identifies its principal subsidiaries, where the entities below the dashed line are organized in PRC under PRC laws.

The Company’s principal executive offices are located at Suite 209, No. 656 Lingshi Road, Jing’an District, Shanghai, 200072, People’s Republic of China, and its telephone number is (86) 138-1779-6110. The Company’s website is https://suncartech.com/. The information contained on, or accessible through, the Company’s website is not incorporated by reference into this prospectus supplement, and you should not consider it a part of this prospectus supplement.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically, with the SEC at www.sec.gov.

THE OFFERING

Issuer	SunCar Technology Group Inc.

Securities Offered	7,142,858 Class A Ordinary Shares.

Option to purchase additional Class A Ordinary Shares	The underwriters have a 30-day option to purchase up to 1,071,429 additional Class A Ordinary Shares from us.

Class A Ordinary Shares outstanding before this offering	51,845,493 shares

Class A Ordinary Shares to be outstanding after this offering	58,988,351 shares (or 60,059,780 shares if the underwriters exercise in full their option to purchase additional Class A Ordinary Shares).

Use of proceeds	We currently expect to use the net proceeds from this offering for general corporate purposes, which may include operating expenses, research and development, working capital, and general capital expenditures. See “Use of Proceeds” section of this prospectus supplement.

Market for Class A Ordinary Shares and warrants	Our Class A Ordinary Shares are currently traded on Nasdaq under the symbol “SDA”.

Risk factors	Investing in our Class A Ordinary Shares involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

The number of Class A Ordinary Shares to be outstanding after this offering is based on 51,845,493 Class A Ordinary Shares outstanding before this offering as of February 5, 2025 and excludes:

●	2,682,597 Class A Ordinary Shares issuable upon the exercise of 5,365,194 public warrants outstanding, the holder of each such warrant entitled to purchase one-half (1/2) of one Class A Ordinary Share at an exercise price of $11.50 per full share;

●	175,000 Class A Ordinary Shares issuable upon the exercise of 350,000 private placement warrants outstanding, and the holder of each such warrant entitled to purchase one-half (1/2) of one Class A Ordinary Share at an exercise price of $11.50 per full share;

●	2,839,951 Class A Ordinary Shares issuable upon the exercise of a warrant to purchase our Class A Ordinary Shares by GEM Yield Bahamas Ltd. at an exercise price of $11.50 per full share;

●	3,850,857 Class A Ordinary Shares issuable upon the exercise of certain common warrants issued on October 30, 2023, at an exercise price of $9.00 per full share;

●	25,672 Class A Ordinary Shares issuable upon the exercise of certain PA warrants issued on October 30, 2023, at an exercise price of $10.225 per full share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional Class A Ordinary Shares.

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks disclosed in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

Risks Related to an Investment in Our Securities and this Offering

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for working capital and general corporate purposes. See “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

Failure to comply with the U.S. Foreign Corrupt Practices Act of 1977, or the FCPA, could result in fines, criminal penalties, and an adverse effect on our business.

We operate in a number of countries throughout the world, including countries known to have a reputation for corruption. Furthermore, we generate approximately 90% of our revenue from business relationships with PRC government entities. We are committed to doing business in accordance with applicable anti-corruption laws and have adopted a code of business conduct and ethics that is consistent with the FCPA. We are subject, however, to the risk that we, our affiliated entities or our or their respective officers, directors, employees, and agents may take actions determined to be in violation of such anti-corruption laws, including the FCPA. In addition, actual or alleged violations could damage our reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect our business, earnings or financial condition.

If you purchase our securities in this offering, you may incur immediate and substantial dilution in the book value of your shares. You will also experience further dilution if we issue additional equity or equity-linked securities in the future.

The public offering price of the Class A Ordinary Shares offered pursuant to this prospectus supplement may be substantially higher than the net tangible book value per Class A Ordinary Share immediately prior to the offering. After giving effect to the sale of 7,142,858 Class A Ordinary Shares in this offering at the public offering price of $7.00 per share, and after deducting the underwriting discounts and commissions, and estimated offering expenses payable by us, purchasers of our Class A Ordinary shares in this offering will incur immediate dilution of $5.996 per share in the net tangible book value of the Class A Ordinary Shares they acquire.

If we issue additional Class A Ordinary shares (including pursuant to the exercise of outstanding stock options or warrants), or securities convertible into or exchangeable or exercisable for Class A Ordinary Shares, our shareholders, including investors who purchase Class A Ordinary shares in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our Class A Ordinary Shares. We also cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders.

Sales of a significant number of Class A Ordinary Shares in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Ordinary Shares and our ability to raise funds in future offerings.

Sales of a substantial number of Class A Ordinary Shares in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We, our directors, our executive officers and certain of our significant shareholders have agreed not to sell, dispose of or hedge any Class A Ordinary Shares or securities convertible into or exchangeable for Class A Ordinary Shares during the period from the date of this prospectus supplement continuing through and including the date 60 days after the date of this prospectus supplement, subject to certain exceptions. The underwriters may, in their discretion, release the restrictions on any such shares at any time without notice. See “Underwriting.” We cannot predict the effect that future sales of our Class A Ordinary Shares would have on the market price of our Class A Ordinary Shares.

Future issuances of our Class A Ordinary Shares or our other equity or debt securities could further depress the market for our Class A Ordinary Shares. We expect to continue to incur significant expenses in the continuing expansion of our business, and to satisfy our funding requirements, we may need to sell additional securities. The proceeds of this offering will not be sufficient to fund the Company beyond a limited time and we may need to sell additional securities to continue operating. The sale or the proposed sale of substantial amounts of our Class A Ordinary Shares, or our other securities may adversely affect the market price of our Class A Ordinary Shares and our stock price may decline substantially. Our shareholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. New securities issued may have greater rights, preferences or privileges than our existing Class A Ordinary Shares.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, a majority of our directors and executive officers reside within China, and most of the assets of these persons are located within China. As a result, it may be difficult or impossible for you to effect service of process within the United States upon these individuals, or to bring an action against us or against these individuals in the United States in the event that you believe your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States courts.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (apart from our memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our Articles of Association, to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with such corporate governance listing standards.

As a Cayman Islands exempted company listed on Nasdaq, we are subject to the Nasdaq listing standards. However, the Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. For example, neither the Companies Act (As Revised) of the Cayman Islands nor our Articles of Association requires a majority of our directors to be independent and we could include non-independent directors as members of our compensation committee and nominating committee, and our independent directors would not necessarily hold regularly scheduled meetings at which only independent directors are present. Currently, we rely on home country practice with respect to certain aspects of our corporate governance, including each requirement of the Nasdaq Listing Rule 5600 Series. But given the other home country practice we follow, our shareholders may be afforded less protection than they otherwise would under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $46.3 million (or approximately $53.3 million if the underwriters exercise the option to purchase an additional 1,071,429 Class A Ordinary Shares in full), after deducting underwriting discounts and commissions and estimated offering expenses.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus supplement relates will be used as working capital, including continuing to advance our technologies, and for general corporate purposes. Our expected use of proceeds from the sale of the securities offered hereby represents our current intentions based on our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the proceeds to be received from the sale of the securities offered hereby or the amounts that we will actually spend on the uses set forth above.

Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

DILUTION

If you purchase Class A Ordinary Shares in this offering, your ownership interest will be diluted to the extent of the difference between the purchase price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is total tangible assets less total liabilities, by the number of Class A Ordinary Shares (assuming the conversion by shareholders of all Class B Ordinary Shares for Class A Ordinary Shares). Dilution represents the difference between the portion of the amount per share paid by purchasers of Class A Ordinary Shares in this offering and the as adjusted net tangible book value per share of Class A Ordinary Share immediately after giving effect to this offering. Our net tangible book value as of September 30, 2024, was approximately $59.40 million, or $0.604 per share.

After giving effect to the issuance and sale of Class A Ordinary Shares in this offering at a sale price of $7.00 per share, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024, would have been $105.8 million, or $1.004 per Class A Ordinary Share. This represents an immediate increase in the as adjusted net tangible book value of $0.400 per share to our existing shareholders and an immediate dilution of $5.996 per share to new investors purchasing shares in this offering. The following table illustrates this per share dilution:

Public offering price per share	$7.000
Net tangible book value per share as of September 30, 2024	$0.604
Increase in net tangible book value per share attributable to new investors in offering	$0.400
As adjusted net tangible book value per share as of September 30, 2024, after giving effect to this offering	$1.004
Dilution per share to new investors in this offering	$5.996

If the underwriters exercise their option in full to purchase an additional 1,071,429 Class A Ordinary Shares, our as adjusted net tangible book value per share after this offering would be approximately $1.060 per share, representing an increase of as adjusted net tangible book value of $0.456 per share to our existing shareholders and an immediate dilution of approximately $5.940 per share to investors participating in this offering.

The number of Class A Ordinary Shares that will be outstanding after this offering is based on 98,505,058 Class A Ordinary Shares outstanding (assuming the conversion by shareholders of all 46,659,565 Class B Ordinary Shares for Class A Ordinary Shares on a one-to-one basis) as of September 30, 2024 and excludes:

●	2,682,597 Class A Ordinary Shares issuable upon the exercise of 5,365,194 public warrants outstanding, the holder of each such warrant entitled to purchase one-half (1/2) of one Class A Ordinary Share at an exercise price of $11.50 per full share;

●	175,000 Class A Ordinary Shares issuable upon the exercise of 350,000 private placement warrants outstanding, and the holder of each such warrant entitled to purchase one-half (1/2) of one Class A Ordinary Share at an exercise price of $11.50 per full share;

●	2,839,951 Class A Ordinary Shares issuable upon the exercise of a warrant to purchase our Class A Ordinary Shares by GEM Yield Bahamas Ltd. at an exercise price of $11.50 per full share;

●	3,850,857 Class A Ordinary Shares issuable upon the exercise of certain common warrants issued on October 30, 2023, at an exercise price of $9.00 per full share;

●	25,672 Class A Ordinary Shares issuable upon the exercise of certain PA warrants issued on October 30, 2023, at an exercise price of $10.225 per full share.

To the extent shares have been issued or are issued under these outstanding options at exercise prices lower than the price of our Class A Ordinary Shares in this offering, you will incur further dilution. In addition, we may choose to raise additional capital, including pursuant to the Sales Agreement, due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

MATERIAL TAX CONSIDERATIONS

The following discussion is a summary of Cayman Islands, PRC and U.S. federal income tax considerations of an investment in the Class A Ordinary Shares based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax considerations relating to an investment in the Class A Ordinary Shares, such as the tax considerations under state, local and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within, the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands. Gains derived from the disposal of our ordinary shares will not be subject to Cayman Islands income or corporate tax. No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of our ordinary shares.

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders.

Enterprise Income Tax

According to the Enterprise Income Tax Law of the People’s Republic of China, or the EIT Law, which was promulgated by the Standing Committee of the National People’s Congress of the PRC on March 16, 2007, and became effective on January 1, 2008, and then amended on February 24, 2017 and December 29, 2018, and the Implementation Rules of the EIT Law, or the Implementation Rules, which were promulgated by the State Council on December 6, 2007, effective on January 1, 2008, and amended on April 23, 2019, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises with income having no substantial connection with their institutions in the PRC, pay enterprise income tax on their income obtained in the PRC at a reduced rate of 10%.

The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although the Company does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of the Company and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of Company, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that Company and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status. We confirm that, as of the date of this prospectus, none of us and our PRC subsidiary (i) has been investigated, claimed or penalized for any PRC tax non-compliance or (ii) is currently subject to any outstanding notice from any PRC tax authority assessing any tax deficiency against or imposing any penalty on us or any of our PRC subsidiary in connection with any payment or non-payment of PRC taxes.

The implementation rules of the EIT law provides that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.”

Currently, resident enterprises in the PRC are subject to the enterprise income tax at the rate of 25%, except that once an enterprise meets certain requirements and is identified as a small-scale minimal profit enterprise, its taxable income is subject to a reduced rate of 5%. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that the Company is a PRC resident enterprise for enterprise income tax purposes, we would be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises and we would be subject to the PRC enterprise income tax on our worldwide income at the rate of 25%. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

Value-added Tax

Pursuant to the Provisional Regulations on Value-Added Tax of the PRC, or the VAT Regulations, which were promulgated by the State Council on December 13, 1993, and amended on November 10, 2008, February 6, 2016, and November 19, 2017, respectively, and the Implementation Rules of the Provisional Regulations on Value Added Tax of the PRC promulgated by the MOF on December 25, 1993 and amended on December 15, 2008 and October 28, 2011, respectively, entities and individuals that sell goods or labor services of processing, repair or replacement, sell services, intangible assets, or immovables, or import goods within the territory of the People’s Republic of China are taxpayers of value-added tax. The VAT rate is 17% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 11% for taxpayers engaging in sale of transportation, postal, basic telecommunications, construction, lease of immovables, sale of immovable, transfer of land use rights, sale or importation of the certain types of goods as stipulated; 6% for taxpayers selling services or intangible assets, except otherwise specified.

According to Provisions in the Notice on Adjusting the Value added Tax Rates (Cai Shui [2018] No. 32), or the Notice, issued by the SAT and the MOF, where taxpayers make VAT taxable sales or import goods, the applicable tax rates shall be adjusted from 17% to 16% and from 11% to 10%, respectively. The Notice took effect on May 1, 2018, and the adjusted VAT rates took effect at the same time.

On March 23, 2016, the MOF and the SAT jointly issued the Circular of Full Implementation of Business Tax to VAT Reform (the “Circular 36”), which confirms that business tax will be completely replaced by VAT from May 1, 2016. The Notice of the MOF and the SAT on the Adjustment to VAT Rates, promulgated on April 4, 2018 and effective as of May 1, 2018, adjusted the applicative rate of VAT. The deduction rates of 17% and 11% applicable to the taxpayers who have VAT taxable sales activities or imported goods are adjusted to 16% and 10%, respectively. For the export goods to which a tax rate of 17% was originally applicable and the export rebate rate was 17%, the export rebate rate is adjusted to 16%. For the export goods and cross-border taxable activities to which a tax rate of 11% was originally applicable and the export rebate rate was 11%, the export rebate rate is adjusted to 10%. Pursuant to such circular, the Value Added Tax Pilot Program has been applicable nationwide since May 1, 2016.

Subsequently, the Notice on Policies for Deepening Reform of Value-added Tax was issued by the SAT, the MOF and the General Administration of Customs on March 20, 2019 and took effective on April 1, 2019, which further adjusted the applicable tax rate for taxpayers making VAT taxable sales or importing goods. The applicable tax rates shall be adjusted from 16% to 13% and from 10% to 9%, respectively.

On December 25, 2024, the Standing Committee of the National People’s Congress of the PRC issued the Value-added Tax Law of the People’s Republic of China (Presidential Decree No. 41, the “New VAT Law”), and the New Value-added Tax Law will be formally implemented on January 1, 2026. The New VAT Law further clarifies and adjusts the scope of taxable transactions, the rate structure of VAT, the criteria and tax calculation method for small-scale taxpayers, the determination and calculation of taxable amount, tax incentives, etc.. There are uncertainties in the interpretation and enforcement of New VAT Law, which may impact our business and financial condition in the future.

Dividend Withholding Tax

Pursuant to the Arrangement between Mainland China and Hong Kong for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with respect to Taxes on Income effective on August 21, 2006, no more than 5% withholding tax rate applies to dividends paid by a PRC company to a Hong Kong resident, provided that the recipient is a company that holds at least 25% of the capital of the PRC company. The 10% withholding tax rate applies to dividends paid by a PRC company to a Hong Kong resident if the recipient is a company that holds less than 25% of the capital of the PRC company.

Furthermore, pursuant to the Notice of the SAT on Issues Relating to the Implementation of Dividend Clauses in Tax Treaties (Guo Shui Han [2009] No.81), which was promulgated and effective on February 20, 2009, all of the following requirements should be satisfied where a fiscal resident of the other party to the tax agreement needs to be entitled to such tax agreement treatment as being taxed at a tax rate specified in the tax agreement for the dividends paid to it by a PRC resident company: (1) such a fiscal resident who obtains dividends should be a company as provided in the tax agreement; (2) owner’s equity interests and voting shares of the PRC resident company directly owned by such a fiscal resident reaches a specified percentage; and (3) the equity interests of the PRC resident company directly owned by such a fiscal resident, at any time during the 12 months prior to the acquisition of the dividends, reaches a percentage specified in the tax agreement.

In addition, according to the Administrative Measures on Non-resident Taxpayers Enjoying Treaty Benefits promulgated by the SAT on October 14, 2019 and became effective on January 1, 2020, non-resident taxpayers claiming treaty benefits shall adhere to the principle of “self-assessment, claiming benefits, retention of the relevant materials for future inspection.” Where a non-resident taxpayer self-assesses and concludes that it satisfies the criteria for claiming treaty benefits, it may enjoy treaty benefits at the time of tax declaration or withholding. However such non-resident taxpayers shall retain relevant tax-reporting materials pursuant to the provisions of these Measures for potential future inspection, and accept follow-up administration by relevant tax authorities.

Material Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Class A Ordinary Shares. This description does not deal with all possible tax consequences relating to ownership and disposition of our Class A Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Class A Ordinary Shares as capital assets for U.S. federal income tax purposes (generally, property held for investment) and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

This discussion does not address the U.S. federal estate, gift, Medicare, alternative minimum tax considerations, certain information reporting requirements pursuant to section 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any U.S. state or local, or non-U.S. tax considerations relating to the ownership or disposition of our Class A Ordinary Shares. This discussion, moreover, does not discuss all aspects of U.S. federal income taxation that may be important or relevant to particular investors in light of their individual investment circumstances or to investors subject to special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Class A Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Class A Ordinary Shares);

●	persons who acquired our Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Class A Ordinary Shares through partnerships or other pass-through entities; or

●	beneficiaries of a trust holding our Class A Ordinary Shares.

The description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Class A Ordinary Shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Class A Ordinary Shares are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on our Class A Ordinary Shares

Subject to the PFIC (defined below) rules discussed below, the gross amount of distributions made by us to you with respect to the Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a tax-free return of your tax basis in the Class A Ordinary Shares, and then, to the extent such excess amount exceeds your tax basis in the Class A Ordinary Shares, as capital gain. However, we currently do not, and we do not intend to, calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that any distribution will generally be reported as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is not an income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Class A Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, the Class A Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the Nasdaq Stock Market. If we are treated as a “resident enterprise” for PRC tax purposes (see “Material Tax Considerations – People’s Republic of China Enterprise Taxation”), we may be eligible for the benefits of the income tax treaty between the United States and the PRC (the “Treaty”). You are urged to consult your tax advisors regarding the availability of the lower capital gains rate for dividends paid with respect to our Class A Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Any non-U.S. withholding tax (including any PRC withholding tax (see “Material Tax Considerations — People’s Republic of China Enterprise Taxation”)) paid (or deemed paid) by a U.S. Holder at the rate applicable to such Holder may be eligible for foreign tax credits (or deduction in lieu of such credits) for U.S. federal income tax purposes, subject to applicable limitations. Any dividends paid by us will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will in general be limited to the gross amount of the dividend, multiplied by the reduced tax rate applicable to qualified dividend income and divided by the highest tax rate normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

The rules relating to the determination of the foreign tax credit are complex and U.S. Holders should consult their tax advisors to determine whether and to what extent a credit would be available in their particular circumstances, including the effects of any applicable income tax treaties.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a Class A Ordinary Share equal to the difference between the amount realized (in U.S. dollars and including the amount of any tax withheld) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates on any such capital gains constituting long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss that you recognize will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which may limit the availability of foreign tax credits. However, if we are treated as a “resident enterprise” for PRC tax purposes and PRC tax were to be imposed on any gain from the disposition of our Class A Ordinary Shares, a U.S. Holder that is eligible for the benefits of the Treaty may elect to treat the gain as PRC source income for foreign tax credit purposes. U.S. Holders should consult their tax advisors regarding the proper treatment of gain or loss in their particular circumstances, including the effects of any applicable income tax treaties.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations, the composition and value of our assets, the amount of cash we expect to raise in this offering, we do not expect to be treated as a PFIC for U.S. federal income tax purposes for our current taxable year or in the foreseeable future. We must make a separate determination each year as to whether we are a PFIC, however, and such determination is a factual determination that must be made after the close of each taxable year, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares throughout the year, the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC in any given tax year, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. If we cease to be a PFIC in a subsequent year and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

In addition, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us (as described above under “—Taxation of Dividends and Other Distributions on our Class A Ordinary Shares”) if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. The tax liability for amounts allocated to taxable years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale or other taxable disposition of the Class A Ordinary Shares cannot be treated as capital gains, even if you hold the Class A Ordinary Shares as capital assets.

If we are treated as a PFIC with respect to you for any taxable year, to the extent any of our subsidiaries are also PFICs or we make direct or indirect equity investments in other entities that are PFICs, you may be deemed to own a proportionate interest in such lower-tier PFICs that are directly or indirectly owned by us, and you may be subject to the adverse tax consequences described in the preceding paragraphs with respect to the shares of such lower-tier PFICs that you would be deemed to own. As a result, you may incur liability for any excess distribution described above if we receive a distribution from our lower-tier PFICs or if any shares in such lower-tier PFICs are disposed of (or deemed disposed of). You should consult your tax advisor regarding the applicability of the PFIC rules to any of our subsidiaries.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the Code for such stock to elect out of the tax treatment under the excess distribution regime discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of such taxable year over your adjusted basis in such Class A Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares, and any loss in excess of such prior inclusions generally would be treated as capital loss. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts included under the mark-to-market rules. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Class A Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC. Because a mark-to-market election may not be made for equity interests in any lower-tier PFICs we own, a U.S. Holder may continue to be subject to the PFIC rules with respect to its indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. You should consult your tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the Code with respect to such PFIC to elect out of the tax treatment under excess distribution regime discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the PFIC’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election with respect to us or any lower-tier PFICs we own.

If you hold Class A Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Class A Ordinary Shares, including regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and, solely for the purposes of the PFIC rules, a new holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for U.S. federal income tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules to their investment in our Class A Ordinary Shares.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete U.S. Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

UNDERWRITING

BTIG, LLC is acting as the representative of the underwriters and book-running managers of this offering. Subject to the terms set forth in an underwriting agreement among us and the Company, each of the underwriters named below has severally agreed to purchase from us the respective number of Class A Ordinary Shares shown opposite its name below:

Underwriters	Number of Shares
BTIG, LLC	3,571,430
Macquarie Capital Limited	1,785,714
Oppenheimer & Co. Inc.	1,785,714
Total:	7,142,858

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Macquarie Capital Limited will offer Class A Ordinary Shares in the United States or to US persons, if any, through its SEC-registered broker-dealer affiliate in the United States, Macquarie Capital (USA) Inc.

The underwriters will commit to take and pay for all of the Class A Ordinary Shares being offered, if any are taken, other than the Class A Ordinary Shares covered by the option described below unless and until this option is exercised. The underwriters have an option to buy up to an additional 1,071,429 Class A Ordinary Shares from us to cover sales by the underwriters of a greater number of Class A Ordinary Shares than the total number set forth in the table above. The underwriters may exercise that option for 30 days. If any Class A Ordinary Shares are purchased pursuant to this option, the underwriters will severally purchase Class A Ordinary Shares in approximately the same proportion as set forth in the table above.

The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Class A Ordinary Shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the Class A Ordinary Shares.

	No Exercise	Full Exercise
Per Share	$0.42	$0.42
Total	$3,000,000	$3,450,000

The representative has advised us that the underwriters propose to offer the Class A Ordinary Shares directly to the public at the offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $0.2520 per share. If all the Class A Ordinary Shares are not sold at the initial offering price following the initial offering, the representative may change the offering price and other selling terms.

The Company and each of the Company’s officers and directors and certain shareholders (the “Lock-up Parties”) have agreed or will agree with the underwriters, subject to certain exceptions, not to (1) offer for sale, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any Class A Ordinary Shares (including, without limitation, Class A Ordinary Shares that may be deemed to be beneficially owned by the Lock-up Parties in accordance with the rules and regulations of the SEC and Class A Ordinary Shares that may be issued upon exercise of any options or warrants) or securities convertible into (for the avoidance of doubt, including Class B ordinary shares of the Company) or exercisable or exchangeable for Class A Ordinary Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Class A Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Ordinary Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be publicly filed a registration statement, including any amendments thereto, with respect to the registration of any Class A Ordinary Shares or securities convertible into (for the avoidance of doubt, including Class B ordinary shares of the Company) or exercisable or exchangeable for Class A Ordinary Shares or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 60th day after the date of this prospectus, except without the prior written consent of BTIG, LLC.

These restrictions applicable to the Company do not apply, subject to certain limitations, to (a) Class A Ordinary Shares or securities convertible into or exercisable or exchangeable for Class A Ordinary Shares issued pursuant to existing employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to currently outstanding options, warrants or rights not issued under one of those plans, (b) grants of options or other awards pursuant to existing option plans, (c) confidential submissions of registration statements or the filing of registration statements on Form S-8, (d) the issuance of securities in connection with the acquisition by the Company or any subsidiary of the securities, businesses, property or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company or any subsidiary in connection with any such acquisition, and (e) the issuance of securities in connection with joint ventures or acquisitions and other strategic transactions; provided that in the case of each of preceding clauses (d) and (e), the aggregate number of Class A Ordinary Shares issued in all such acquisitions and transactions does not exceed 5.0% of the Company’s outstanding Class A Ordinary Shares following this offering and each recipient of such shares executes a lock-up agreement.

These restrictions applicable to our officers and directors do not apply, subject to certain limitations, to (a) Class A Ordinary Shares acquired from the underwriters in the offering or transactions relating to Class A Ordinary Shares or other securities acquired in the open market after the completion of the offering, (b) transfers of Class A Ordinary Shares or any security convertible into Class A Ordinary Shares as a bona fide gift or gifts or for bona fide estate planning purposes, (c) sales or other dispositions of shares of any class of the Company’s capital stock, including the Class A Ordinary Shares or any security convertible into Class A Ordinary Shares, in each case that are made exclusively between and among the Lock-up Parties and such Lock-up Parties’ family, affiliates, stockholders, or investment fund or other entity controlling, controlled by, managing, or managed by or under common control with the Lock-Up Parties, (d) transfers of Class A Ordinary Shares or any security convertible into Class A Ordinary Shares by will, testamentary document or intestate succession upon the death of the Lock-up Parties, or pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, (e) the exercise or conversion of the warrants outstanding as of the date hereof that are convertible or exchangeable into Class A Ordinary Shares, provided that the restrictions will apply to the Class A Ordinary Shares issued upon the exercise or conversion, provided that such exercise or conversion of the warrants does not require a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, (f) the transfer or disposition of Class A Ordinary Shares in respect of tax payments due upon the vesting of equity-based awards pursuant to the Company’s equity incentive plans (provided that to the extent a public announcement is made during the lock-up period, such announcement or filing shall include a statement to the effect that transactions relate solely to such tax withholding payments), (g) sales or other dispositions to a bona fide third party pursuant to a merger, consolidation, tender offer or other similar transaction made to all holders of Class A Ordinary Shares and involving a change of control and approved by the Company’s board of directors. Provided for transfers made pursuant to clauses (b)-(d) that (i) the transferee/donee agrees to be bound by the terms of the lock-up agreement to the same extent as if the transferee/donee were a party thereto and (ii) if any public reports or filings are made during the lock-up period, (1) the Lock-up Parties will provide the underwriters with prior written notice informing them of such report or filing and (2) such report or filing will disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth in the lock-up agreement.

BTIG, LLC, in its sole discretion, may release the Class A Ordinary Shares and other securities subject to the lock-up agreements in the three immediately preceding paragraphs in whole or in part at any time subject to applicable notice requirements.

Our Class A Ordinary Shares is listed on the Nasdaq Capital Market under the symbol “SDA.”

In connection with the offering, the underwriters may purchase and sell Class A Ordinary Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Class A Ordinary Shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional Class A Ordinary Shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional Class A Ordinary Shares or purchasing Class A Ordinary Shares in the open market. In determining the source of Class A Ordinary Shares to cover the covered short position, the underwriters will consider, among other things, the price of Class A Ordinary Shares available for purchase in the open market as compared to the price at which it may purchase additional Class A Ordinary Shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional Class A Ordinary Shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing Class A Ordinary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A Ordinary Shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Class A Ordinary Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for its own account, may have the effect of preventing or retarding a decline in the market price of the Company’s stock, and may stabilize, maintain or otherwise affect the market price of the Class A Ordinary Shares. As a result, the price of the Class A Ordinary Shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

The Company estimates that its share of the total expenses of the offering, excluding the underwriting discount, will be approximately $700,000.

The Company agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have provided, are providing, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Electronic Delivery of Prospectus supplement: A prospectus supplement in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such prospectus supplement. Other than the prospectus supplement in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part.

Notice to Non-U.S. Investors

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”), no Class A Ordinary Shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the Class A Ordinary Shares which has been approved by the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of Class A Ordinary Shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the under-writers for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Class A Ordinary Shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Class A Ordinary Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A Ordinary Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In relation to the United Kingdom, no Class A Ordinary Shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Class A Ordinary Shares which has been approved by the Financial Conduct Authority, except that it may make an offer to the public in the United Kingdom of any Class A Ordinary Shares at any time under the following exemptions under the UK Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c) in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the Class A Ordinary Shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the Class A Ordinary Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A Ordinary Shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the Class A Ordinary Shares in the United Kingdom within the meaning of the FSMA.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

In the State of Israel, this prospectus shall not be regarded as an offer to the public to purchase shares of Class A ordinary shares under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 – 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 –1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our Class A ordinary shares to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered Class A common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued Class A common stock; (iv) that the shares of Class A common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

Hong Kong

The Class A Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (i) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance, and no advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares may not be circulated or distributed, nor may the Class A Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Class A Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or a trust (which is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except: (a) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (b) where no consideration is or will be given for the transfer; (c) where the transfer is by operation of law; or (d) as specified in Section 276(7) of the SFA.

Solely for purposes of the notification requirements under Section 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons, that the Class A Ordinary Shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), and, accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.

Switzerland

The Class A Ordinary Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Class A Ordinary Shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the Class A Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of Class A Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Class A Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Class A Ordinary Shares.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The Class A Ordinary Shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A Ordinary Shares offered should conduct their own due diligence on the Class A Ordinary Shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Class A Ordinary Shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Class A Ordinary Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Class A Ordinary Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Class A Ordinary Shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The legality of securities offered by this prospectus supplement that are governed by Cayman Islands law and certain other Cayman Islands legal matters has been passed upon for SunCar by Maples and Calder (Hong Kong) LLP. The legality of certain legal matters relating to U.S. law has been passed upon for SunCar by Pryor Cashman LLP. The underwriters are being represented by White & Case LLP with respect to certain legal matters of United States federal securities law and New York state law. Certain legal matters as to PRC law will be passed upon for us by Jinghe Law Firm and for the underwriters by Tian Yuan Law Firm. Pryor Cashman LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Jinghe Law Firm with respect to matters governed by PRC law. White & Case LLP may rely upon Tian Yuan Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements for the three fiscal years ended December 31, 2023, 2022 and 2021, incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance on the report of Enrome LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Enrome LLP is located at 143 Cecil Street, #19-03/04, GB Building, PRC, 069542.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 of which this prospectus supplement forms a part under the Securities Act that registers the Class A Ordinary Shares that may be offered under this prospectus supplement from time to time. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. For further information about us and the Class A Ordinary Shares, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Class A Ordinary Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows SunCar to “incorporate by reference” information into this prospectus, which means that SunCar can disclose important information to you by referring you to another document filed separately with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in SunCar’s affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is deemed to be a part of this prospectus supplement and should be read with the same care. When SunCar updates the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference in this prospectus supplement, you should rely on the information contained in the document that was filed later. SunCar incorporates by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus supplement:

●	its Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 29, 2024;

●	its Report on Form 6-K for the period ended June 30, 2024, filed with the SEC on September 13, 2024;

●	its Report on Form 6-K for the period ended September 30, 2024, filed with the SEC on February 4, 2025;

●	the description of the securities contained in its registration statement on Form 8-A filed on May 17, 2023 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

●	any annual or periodic reports, including on Form 20-F or Form 6-K, filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offerings of Securities under this prospectus supplement (except to the extent such reports are furnished but not filed with the SEC); and

●	any Report on Form 6-K submitted to the SEC after the date of this prospectus supplement and prior to the termination of the offerings of Securities under this prospectus supplement, but only to the extent that the forms expressly state that SunCar incorporates them by reference in this prospectus supplement.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

You may request a copy of any or all of the documents summarized herein or any of its SEC filings incorporated by reference herein without charge by written or oral request directed to:

SunCar Technology Group Inc.

Suite 209, No. 656 Lingshi Road, Jing’an District

Shanghai, 200072, People’s Republic of China.

The telephone number at SunCar’s executive office is (86) 138-1779-6110.

You may also access these documents on our website, http://www.suncartech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Prospectus

US$300,000,000

SunCar Technology Group Inc.
(incorporated in Cayman Islands)

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

SunCar Technology Group Inc., a Cayman Islands exempted company (“SunCar”) may offer from time to time up to a total amount of US$300,000,000, consisting of (i) Class A Ordinary Shares of SunCar, par value US$0.0001 per share (the “Class A Ordinary Shares”) (ii) preferred shares of SunCar, par value US$0.0001 per share (the “preferred shares”), (iii) debt securities of SunCar (the “debt securities”), (iv) warrants of SunCar to purchase Class A Ordinary Shares, preferred shares or debt securities offered under this prospectus (the “warrants”), (v) rights of SunCar to purchase Class A Ordinary Shares, preferred shares, debt securities, warrants or other securities offered under this prospectus (the “rights”), and (vi) units of SunCar of Class A Ordinary Shares, preferred shares, debt securities, warrants or rights offered under this prospectus (the “units”, collectively with the Class A Ordinary Shares, preferred shares, debt securities, warrants, rights, and units, the “Securities”), or any combination thereof, in one or more offerings under this prospectus. When SunCar decides to sell Securities, SunCar will provide specific terms of the offered Securities in a prospectus supplement.

This prospectus describes some of the general terms that may apply to these Securities and the general manner in which they may be offered. The specific terms of any Securities to be offered, and the specific manner in which they may be offered will be described in one or more supplements to this prospectus or related free writing prospectuses (for the latter, SunCar is eligible to use it since May 18, 2026, being three years from the Closing of the Business Combination). A prospectus supplement may also add, update or change information contained in this prospectus. Investors should carefully read this prospectus, the applicable prospectus supplement, any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before making investment.

The Securities covered by this prospectus may be offered and sold from time to time at fixed prices, at market prices or at negotiated prices, in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers, or agents, if any, involved in the sale of SunCar’s Securities, their compensation and any options to purchase additional Securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these Securities, see “Plan of Distribution” in this prospectus.

SunCar’s Class A Ordinary Shares and its Public Warrants, each exercisable to purchase 0.5 Class A Ordinary Shares at a price of US$11.50 per share (the “Public Warrants”) are listed on The Nasdaq Capital Market under the symbols “SDA” and “SDAWW,” respectively. On May 31, 2024, the closing sale price of SunCar’s Class A Ordinary Shares and the Public Warrants was US$8.66 and US$0.17, respectively. As of May 31, 2024, the aggregate market value of SunCar’s outstanding Ordinary Shares held by non-affiliates, or public float, was approximately US$467.7 million, which was calculated based on 54,009,825 Ordinary Shares outstanding held by non-affiliates and a per share closing price of US$8.66 as reported on The Nasdaq Capital Market on such date.

SunCar is not an operating company but a Cayman Islands holding company with operations primarily conducted by its subsidiaries in China.

SunCar’s PRC Operating Entities (as defined below) face various legal and operational risks and uncertainties related to doing business in China. For instance, SunCar’s PRC Operating Entities face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the ability of the Public Company Accounting Oversight Board (United States) (“PCAOB”) to inspect SunCar’s auditors, which may impact the ability of SunCar’s subsidiaries to conduct certain businesses, accept foreign investors, or its continuing listing on the Nasdaq. These risks could result in a material adverse change in SunCar’s business operations and the value of our Class A Ordinary Shares, significantly limit or hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

SunCar’s corporate structure as a Cayman Islands holding company with operations primarily conducted by its subsidiaries in China involves unique risks to investors. Chinese regulatory authorities could disallow this structure, which cause the incapability to continue operation without changing the corporate structure or switching the business focus. This may in turn cause the value of the securities to significantly decline or even become worthless. According to the Foreign Investment Law in China, the State Council shall promulgate or approve a list of special administrative measures for market access of foreign investments, or the Negative List. The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Negative List. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other permissions or approvals from relevant PRC government authorities. On December 27, 2021, the National Development and Reform Commission of China (“NDRC”) and the Ministry of Commerce (“MOFCOM”) jointly issued the Special Administrative Measures for Foreign Investment Access (Negative List) (2021 Edition), and the Special Administrative Measures for Foreign Investment Access in Pilot Free Trade Zones (Negative List) (2021 Edition), effective January 1, 2022. As a company operating its business in auto service, auto eInsurance service and technology service, which are not included in the 2021 Negative List, SunCar believes its business is not subject to any ownership restrictions. However, since the Negative List has been adjusted and updated almost on an annual basis in the recent years, we cannot assure you that the aforementioned business segments will continuously be beyond the “prohibited” category, which would likely result in a material change in our operations or in the value of our securities. The PRC government will also establish a foreign investment information reporting system, according to which foreign investors or foreign-invested enterprises shall submit investment information to the competent department for commerce concerned through the enterprise registration system and the enterprise credit information publicity system, and a security review system under which the security review shall be conducted for foreign investment affecting or likely affecting the state security. For a detailed description of risks related to doing business in China, see “Risk Factors — Risk Factors Relating to Doing Business in China” in our most recent Annual Report on Form 20-F, incorporated herein by reference.

SunCar may encounter several limitations related to cash transfer among its PRC Operating Entities, the holding company and its investors. Any funds we transfer to the PRC Operating Entities, either as a shareholder loan or as an increase in registered capital, are subject to permission and approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign invested enterprises in China, capital contributions to our PRC Operating Entities are subject to the registration with the State Administration for Market Regulation or its local counterpart and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC Operating Entities is required to be registered with the SAFE or its local branches and (ii) any of our PRC Operating Entities may not procure loans which exceed the difference between its total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided by the People’s Bank of China. As a holding company with no operations, our ability to distribute dividends largely depends on the distribution from our PRC Operating Entities. In addition, if SunCar is determined to be a PRC resident enterprise for enterprise income tax purposes, we could be subject to PRC tax at a rate of 25% on our worldwide income, which could materially reduce our net income, and we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our Ordinary Shares, and non-resident enterprise shareholders (including our Ordinary Shareholders) may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of Ordinary Shares, if such income is treated as sourced from within China. An “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

SunCar also may face risks relating to the lack of PCAOB inspection on its auditor, which may cause our securities to be delisted from a U.S. stock exchange or prohibited from being traded over-the-counter in the future under the Holding Foreign Companies Accountable Act as amended by the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) that was signed into law on December 29, 2022, if the PCAOB has determined it is unable to investigate SunCar’s auditor completely for two consecutive years beginning in 2021. The delisting or the cessation of trading of our securities, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in China and Hong Kong, respectively, and identifies the registered public accounting firms in China and Hong Kong that are subject to such determinations. SunCar’s auditor is headquartered in Singapore and has been inspected by the PCAOB on a regular basis and is therefore not subject to the determinations announced by the PCAOB on December 16, 2021. However, since the audit work was carried out by SunCar’s auditor with the collaboration of its China-based office, the audit working papers of SunCar’s financial statements may not be inspected by the PCAOB without the approval of the PRC authorities. On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB announced in the 2022 Determination its determination that the PCAOB was able to secure complete access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong, and the PCAOB Board voted to vacate previous determinations to the contrary. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the MOF, the PCAOB will make determinations under the HFCAA as and when appropriate. We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to the audit of our financial statements. There is a risk that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction or any other reasons, and that the PCAOB may re-evaluate its determinations as a result of any obstruction with the implementation of the Protocol. Such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. In addition, under the HFCAA, as amended by the AHFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Ordinary Shares being delisted by the Nasdaq.

The structure of cash flows within our organization and a summary of the applicable regulations are as follows: Our equity structure is a direct holding structure. ASGL (as defined below), direct and wholly owned subsidiary of SunCar, controls Haiyan Trading (Shanghai) Co., Ltd (“Haiyan Trading”, or the “WFOE”) and other domestic operating entities through the Hong Kong company, Auto Market Group Ltd. (“Auto Market HK”). Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the current laws and regulations of the PRC. After any non-PRC based investors’ funds enter SunCar at SunCar’s securities offerings outside of China, the funds can be directly transferred to Auto Market HK, and then transferred to subordinate operating entities through the WFOE in accordance with relevant laws and regulations of the PRC. To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of SunCar or SunCar’s subsidiaries, by the PRC government to transfer cash.

If we intend to distribute dividends, we will transfer the funds to Auto Market HK from WFOE in accordance with the laws and regulations of the PRC, and then Auto Market HK will transfer the dividends to SunCar, and the dividends will be distributed from SunCar to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. In terms of the cash transfer among SunCar and its subsidiaries, subject to the amounts of cash transfer and the nature of the use of funds, requisite internal approval shall be obtained prior to each cash transfer. Specifically, all transactions require the approvals of the financial controllers of the entities involved. As for an internal cash transfer exceeds RMB10,000,000 (approximately $1.5 million), the general manager is also required to conduct review and approval. There are no other cash management policies.

In the reporting periods presented in this prospectus, (1) no cash transfers have occurred between our holding company and its subsidiaries, (2) no dividends nor distributions have been made by the subsidiaries to our holding company, and (3) our holding company has not paid any dividends nor made any distributions to U.S. investors. For further details, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as the consolidated financial statements for fiscal years ending in December 31, 2023, 2022 and 2021, incorporated by reference in this prospectus. As of the date of this prospectus, SunCar does not have any cash management policy other than that is stated in the paragraph above. For the foreseeable future, we intend to use the earnings for research and development, to develop new products and to expand our production capacity. As a result, SunCar currently does not have a plan to declare dividends to its shareholders in the foreseeable future.

SunCar’s PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable In addition, PRC Operating Entities cannot distribute dividends until previous years’ loss has been offset.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

This prospectus may not be used to offer or sell any Securities unless accompanied by a prospectus supplement.

Investing in SunCar’s Securities involves risks that are described in the “Risk Factors” section of this prospectus and the risks factors contained in the applicable prospectus supplement and the documents SunCar incorporated by reference in this prospectus. Investors should consider carefully before deciding to purchase the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2024.

You should rely only on the information contained or incorporated by reference in this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by SunCar with the Securities and Exchange Commission, or the SEC. No one has been authorized to provide you with any information that is different from that contained in or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus that SunCar may authorize to be delivered or made available to you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such Securities in any circumstances in which such offer or solicitation is unlawful. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus and any prospectus supplement or any free writing prospectus is accurate as of any date other than that date. SunCar’s business, financial condition, results of operations and prospects may have changed since those dates.

i

CERTAIN DEFINED TERMS

In this prospectus, unless otherwise stated, references to:

“ASGL” are to Auto Services Group Limited, a Cayman Islands exempted company;

“Business Combination” are to the mergers contemplated under the Merger Agreement;

“China” or “PRC” are to the People’s Republic of China;

“Class A Ordinary Shares” are to the Class A Ordinary Shares of the Company, each having a par value in U.S. dollars of $0.0001 per share;

“Class B Ordinary Shares” are to the Class B Ordinary Shares of the Company, each having a par value in U.S. dollars of $0.0001 per share;

“Closing” are to the consummation of the Business Combination;

“Closing Date” are to May 17, 2023;

“Company”, “SunCar”, “we,” “our” or “us” are to SunCar Technology Group Inc., a Cayman Islands exempted company;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“GBRG” are to Goldenbridge Acquisition Limited, the Company’s predecessor;

“Merger Agreement” are to the agreement and plan of merger among SunCar, GBRG, Merger Sub, and certain other parties;

“Merger Sub” are to SunCar Technology Global Inc., a Cayman Islands exempted company and a direct wholly owned subsidiary of SunCar;

“Nasdaq” are to the Nasdaq Capital Market;

“Ordinary Shares” are to the Class A Ordinary Shares together with the Class B Ordinary Shares;

“PRC Operating Entities” are to Anqi Technology (Zhejiang) Co., Ltd and its subsidiary, Shanghai Cuhong Automotive Service Co., Ltd., Shanghai Xuanbei Automobile Service Co., Limited, Shanghai Chengle Network Technology Co., Limited, Shanghai Qianjing Automobile Service Co., Limited, Shanghai Louduo Technology Co., Limited, Jingning Jiashan Automobile Technology Co., Limited, Beijing Beisheng United Insurance Agency Co., Ltd, Chengdu Shengda Insurance Agency Co., Ltd, Nanjing Xinda New Insurance Agency Co., Ltd, Shanghai Anite insurance Agency Co., Ltd, Shanghai Shengshi Dalian Automobile Service Co., Ltd, Shengshi Dalian Insurance Agency Co., Ltd., Shanghai Feiyou Trading Co., Limited; Li Mo (Shanghai) Technology Co., Ltd., Guangdong Tianzhuo Automobile Service Co., Ltd., and Jiangsu Shengda Automobile Service Co., Ltd.

“Private Warrants” are to warrants to purchase our Class A Ordinary Shares, with each Private Warrant exercisable to purchase one-half (1/2) of one Class A Ordinary Share at a price of $11.50 per share, originally issued in a private placement by GBRG in connection with the initial public offering of GBRG.

“Public Warrants” are to warrants to purchase our Class A Ordinary Shares, with each Public Warrant exercisable to purchase one-half (1/2) of one Class A Ordinary Share at a price of $11.50 per share, originally issued in the initial public offering of GBRG.

“RMB” or “Renminbi” are to the legal currency of the PRC;

“SEC” are to the U.S. Securities and Exchange Commission;

“U.S. Dollars,” “$,” or “US$” are to the legal currency of the United States; and

“U.S. GAAP” or “GAAP” are to accounting principles generally accepted in the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that SunCar filed with the SEC using a “shelf” registration process. Under this shelf registration process, SunCar may, from time to time, sell up to a total amount of US$300,000,000 of any combination of the Securities described in this prospectus to the extent permitted in this prospectus and the applicable prospectus supplement in one or more offerings on a continuous or delayed basis.

This prospectus provides you with a general description of the Securities that SunCar may offer. Each time SunCar uses this prospectus to offer Securities, SunCar will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those Securities. SunCar may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference the information that SunCar files with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement.

Before buying any of the Securities that SunCar is offering, you should carefully read both of this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision. SunCar has filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any Securities. SunCar’s business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither SunCar nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus SunCar may authorize to be delivered or made available to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus (as supplemented or amended). Neither SunCar nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such Securities in any circumstances in which such offer or solicitation is unlawful.

Neither SunCar nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Securities described herein and the distribution of this prospectus outside the United States.

Conventions Which Apply to this Prospectus

Certain amounts, percentages and other figures, such as key operating data, presented in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals, dollars or percentages may not represent the arithmetic summation or calculation of the figures that accompany them.

This prospectus contains information derived from various public sources. Such information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The industry in which SunCar operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section contained in our most recent Annual Report on Form 20-F, incorporated herein by reference and the risk factors described in any applicable prospectus supplement and documents SunCar incorporated by reference in this prospectus. These and other factors could cause the results to differ materially from those expressed in these publications and reports.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

Special Note Regarding Forward-Looking Statements

This prospectus contains or may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve significant risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements include information about our possible or assumed future results of operations or our performance. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the Company’s plans to expand its customers base with market trends;

●	the Company’s work to provide digitalized, online services under the electrification of the vehicles, and population of new energy vehicles;

●	the Company’s coordinating with multiple insurance companies, and designing of new insurance plans for new energy vehicles drivers which will be sold exclusively through the Company;

●	the Company’s increasing monetization of the management tech it provides for small business partners;

●	the Company’s future financial performance following the Business Combination, including any expansion plans and opportunities;

●	the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the Business Combination or any other initial business combination;

●	changes in the Company’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;

●	the implementation, market acceptance and success of the Company’s business model;

●	the Company’s expectations surrounding the growth of its digital platform as a part of its revenues;

●	the Company’s expectations surrounding the insurance it will maintain going forward;

●	the Company’s ability to utilize the “controlled company” exemption under the rules of Nasdaq; and

●	the Company’s ability to maintain the listing of its securities on Nasdaq.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

●	future exchange and interest rates;

●	the significant uncertainties related to the COVID-19 pandemic;

●	the Company is highly dependent on the services of its executive officers;

●	the Company may experience difficulties in managing its growth and expanding its operations;

●	the outcome of any legal proceedings that may be instituted against the Company or others in connection with the Business Combination and the related transactions;

●	the Company may face risks and uncertainties associated with laws and regulations within the People’s Republic of China, which may have a material adverse effect on its business;

●	the Company’s auto services (automobile after-sales services) business and auto eInsurance (digitalized insurance intermediation) business largely depend on relationships with customers;

●	the Company relies on our auto service providers and external referral sources to operate its business, therefore relationships with its service providers are crucial to its business;

●	the Company is subject to customer concentration risk;

●	the Company is subject to credit risks from its customers;

●	the Company’s negative net operating cash flows in the past may expose it to certain liquidity risks and could constrain operational flexibility;

●	any significant disruption in services on the Company’s apps, websites or computer systems; and any significant disruption in services on the Company’s apps, websites or computer systems; and

●	other matters described under “Item 3.D.-Risk Factors” in our most recent Annual Report on Form 20-F, incorporated herein by reference.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus, including information incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus (as supplemented or amended), including its consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from SunCar’s other filings with the SEC, before making an investment decision. For additional information, see the section “Where You Can Find More Information”.

Overview

We are a leading cloud-based provider of digitalized enterprise auto services and auto eInsurance service in China. For the years ended December 31, 2022 and 2023, we generated revenue of $282.4 million and $363.7 million, respectively. Building on our leading position in both of these segments and the synergies between them, we offer one-stop, fully digitalized, on-demand automotive service systems to help our enterprise clients build up their customer base and serve their end customers.

According to the management, there are many small and local competitors in different places in China but we face four major competitors in our auto insurance business for NEVs as Cheche Insurance Sales Service Co., Ltd., PengCheng Insurance Agency Co., Ltd, Hebei Meilian Insurance Agent Co., Ltd., and Ant Insurance Agency Co., Ltd. And we also face four major competitors in our auto business as TUHU Car Inc., Harson Group, Bosch Automotive Aftermarket (China) Co., Ltd. and Beijing Qiguanghang Information Technology Co., Ltd.

Since our inception in 2007, we have amassed ample experience in perceiving and serving the expanding needs of China’s automobile owners. Rising with the increasing prevalence of the mobile internet in China, we introduced online apps for our insurance and auto business in 2014 and 2015, respectively. We have built comprehensive digital systems for both of our auto service and our auto eInsurance business segments, centered on our multi-tenant, cloud-based platform which empowers our clients and service providers to optimally access and manage the types of services and insurance they desire.

We operate our auto services business through offering customized service solutions to our enterprise clients (“auto service partners”), who are major banks, insurance companies, telecommunication companies, new energy vehicle (or NEV) original equipment manufacturers (OEMs) or any client who have end customers demanding automotive services. These enterprise clients purchase our service solutions for the members of their reward programs or customer loyalty programs to enjoy. The auto service solutions cover over 300 types of services such as car wash, oil change, tire repair, car beautification, road assistance, flight pickup, designated driving, VIP lounge, etc. They are provided in collaboration with our auto service providers, which are typically third-party auto service providers. As of December 31, 2023, we have established a service network of over 47,000 third-party brick-and-mortar auto service providers, leasing and roadside assistance companies (compared to 45,000 and 42,000 as of December 31, 2022 and 2021), covering over 350 cities (out of a total of approximately 690), and 33 (out of a total of 33)  provinces of China. With this extensive service network, we serve over 1,400 enterprise clients.

For our auto eInsurance business, we primarily facilitate the sales of auto eInsurance products underwritten by major insurance companies in China. We receive commissions from these insurance companies, typically a percentage of the premium paid by insurance purchasers. We implement, automate and streamline the insurance purchasing process on our proprietary, fully online digital apps, integrating full spectrum products from leading insurers in China. We sell insurance policies through a network of over 64,000 external sales partners. These sales partners include an offline auto network with frequent exposure to car owners, an online marketplace with large user traffic, and emerging NEV OEMs and service providers. As of December 31, 2023, we have branch headquarters in 32 cities in 20 provinces of China. We have also established collaborative relationships with 85 insurance companies (including the top 10 insurance companies with combined over 90% market share).

We have built up our business as a digitalized, technology-driven provider of online platforms that enable and facilitate B2B services. We have secured 150 registered copyrights of computer software . Our proprietary technology solution is centered on our multi-tenant platform and our cloud infrastructure. On the auto services side, our digital platform provides API docking, front-end plug-in and module integration for our enterprise clients, as well as efficient, user friendly management and operations tools for our service providers. On the auto eInsurance side, our platform empowers our insurance company clients to manage all aspects of their business including customer orders, products, commissions, and reports. For insurance purchasers, our online insurance interface provides data-driven, AI-empowered real time quotation, pricing, underwriting and payment, by connecting to our market-wide insurer clients and the full spectrum of their policy selections. Our AI-empowered hybrid cloud infrastructure provides the secure storage and computation to support the demands by both insurance companies as well as end customers.

We have started making our technologies into a new business line. With growing demands to efficiently manage their businesses, our automotive service providers are now paying for our online tools to streamline their business workflows, manage their customer relationships and automate orders processing. With the iterative upgrades of our technology, we are working on developing a SaaS model product offering and plan to gradually turn our automotive service providers into our technology customers.

We believe the cross-utilizations and interconnections between our auto service and auto eInsurance business lines enable positive feedback loops between them and symbiotic growth of both. While we are developing our nation-wide automotive service provider network, these service providers become our sales partners of our auto eInsurance business. Conversely, when we engage with insurance companies to sell their insurance products, we also engage them as clients of our auto service solutions. We believe our synergistic business development will boost our sales channels as well as client network in both of our business segments.

As our business is closely connected to the automotive industry, we have also embraced the recent trends of electric and smart vehicles. We are now working with 20 mainstream NEV and smart car panel players, embedding our auto service solutions into their online applications and panels, and providing various insurance products to NEV owners.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, it is exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its Chief Executive Officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We previously elected to avail ourself of the extended transition period, and following the consummation of the Business Combination, we are an emerging growth company at least until December 31, 2023 and are taking advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2025, (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Corporate Information

SunCar is a Cayman Islands exempted company with operations primarily conducted by its subsidiaries in China.

The Company’s principal executive offices are located at Suite 209, No. 656 Lingshi Road, Jing’an District, Shanghai, 200072, People’s Republic of China, and its telephone number is (86) 138-1779-6110. The Company’s website is https://suncartech.com/. The information contained on, or accessible through, the Company’s website is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically, with the SEC at www.sec.gov.

Risk Factors

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

Use of Proceeds

SunCar intends to use the net proceeds from the sale of the Securities it offers as set forth in the applicable prospectus supplements.

CAPITALIZATION AND INDEBTEDNESS

SunCar’s capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report subsequently furnished to the SEC and specifically incorporated herein by reference.

GENERAL DESCRIPTION OF THE SECURITIES Which MAY be OFFERed

SunCar may offer from time to time (i) Class A Ordinary Shares of SunCar, (ii) preferred shares of SunCar, (iii) debt securities of SunCar, (iv) warrants of SunCar to purchase Class A Ordinary Shares, preferred shares or debt securities offered under this prospectus, (v) rights of SunCar to purchase Class A Ordinary Shares, preferred shares, debt securities, warrants or other securities offered under this prospectus, (vi) units of SunCar of Class A Ordinary Shares, preferred shares, debt securities, warrants or rights offered under this prospectus, or any combination thereof, in one or more offerings under this prospectus.

This prospectus contains a summary of the material general terms of the Securities that SunCar may offer. The specific terms of the Securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the Securities offered and indicate whether the Securities offered are or will be listed on any securities exchange.

The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus and the applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to SunCar will be contained in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each Security. You should carefully read this prospectus and any prospectus supplement before you invest in any of SunCar’s Securities.

Description of Share Capital

Description of Ordinary Shares

The Company is authorized to issue a total of 500,000,000 Ordinary Shares of $0.0001 par value per share, divided into two classes as follows: Class A Ordinary Shares and Class B Ordinary Shares.

As of May 31, 2024, there were 54,009,825 Class A Ordinary Shares outstanding and issued and 49,628,565 Class B Ordinary Shares outstanding and issued. 5,365,194 public warrants were outstanding, and the holder of each such warrant is entitled to purchase one-half (1/2) of one Class A Ordinary Share at an exercise price of $11.50 per full share. 350,000 private placement warrants were outstanding, and the holder of each such warrant is entitled to purchase one-half (1/2) of one Class A Ordinary Share at an exercise price of $11.50 per full share.

Memorandum and Articles of Association

The following description of the Second Amended and Restated Memorandum and Articles of Association of the Company (the “Memorandum and Articles of Association”) is qualified in its entirety by the Memorandum and Articles of Association which are incorporated by reference into this prospectus as Exhibit 1.1.

SunCar Technology Group Inc. (“SunCar”), is a Cayman Islands exempted company and its affairs are governed by the memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

General. The authorized share capital of SunCar is $50,000 divided into 500,000,000 Ordinary Shares of par value of $0.0001 each, comprising (a) 400,000,000 Class A Ordinary Shares of par value of US$0.0001 each and (b) 100,000,000 Class B Ordinary Shares of par value of $0.0001 each. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. All of SunCar’s issued and outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. SunCar may not issue share to bearer. SunCar’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their Ordinary Shares.

Dividends. The holders of SunCar’s Ordinary Shares are entitled to such dividends as may be declared by its Board of Directors subject to its Memorandum and Articles of Association and the Companies Act. In addition, SunCar’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by its directors. SunCar’s Memorandum and Articles of Association provide that dividends may be declared and paid out of SunCar’s profits, realized or unrealized, or from any reserve set aside from profits which its Board of Directors determines is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. No dividend may be declared and paid unless SunCar’s directors determine that, immediately after the payment, SunCar will be able to pay its debts as they become due in the ordinary course of business and SunCar has funds lawfully available for such purpose. Holders of SunCar Class A Ordinary Shares and SunCar Class B Ordinary Shares will be entitled to the same amount of dividends, if declared.

Voting Rights. In respect of all matters subject to a shareholder’s vote, each SunCar Class A Ordinary Share is entitled to one vote, and each SunCar Class B Ordinary Share is entitled to 10 votes, voting together as one class. Voting at any meeting of shareholders is by poll and not on a show of hands.

A quorum required for a meeting of shareholders consists of two or more holders of Shares which carry not less than one-third of all votes attaching to shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporate or other non-natural person, by its duly authorised representative. As a Cayman Islands exempted company, SunCar is not obliged by the Companies Act to call shareholders’ annual general meetings. SunCar’s Memorandum and Articles of Association provide that SunCar may (but are not obliged to) in each year hold a general meeting as its annual general meeting in which case SunCar will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of SunCar’s shareholders may be called by a majority of its Board of Directors or its chairman or, in the case of an extraordinary general meeting only, upon a requisition of shareholders holding at the date of deposit of the requisition not less than one-third of the votes attaching to the issued and outstanding shares entitled to vote at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, SunCar Memorandum and Articles of Association do not provide its shareholders with any right to put any proposals before any annual general meetings or any extraordinary general meetings not called by such shareholders. Advance notice of at least fifteen (15) days is required for the convening of SunCar’s annual general meeting and other general meetings unless such notice is waived in accordance with its articles of association.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes attaching to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to SunCar’s Memorandum and Articles of Association.

Conversion. Each SunCar Class B Ordinary Share is convertible into one SunCar Class A Ordinary Share at any time at the option of the holder thereof. SunCar Class A Ordinary Shares are not convertible into SunCar Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of SunCar Class B Ordinary Shares by a holder to any person or entity which is not an affiliate of such holder, such SunCar Class B Ordinary Shares shall be automatically and immediately converted into the equivalent number of SunCar Class A Ordinary Shares.

Transfer of Ordinary Shares. Subject to the restrictions in SunCar’s Memorandum and Articles of Association as set out below, any of SunCar’s shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by SunCar’s Board of Directors.

SunCar’s Board of Directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which SunCar has a lien. SunCar’s Board of Directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as SunCar’s Board of Directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as SunCar’s directors may from time to time require is paid to SunCar in respect thereof.

If SunCar’s directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as SunCar’s Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as SunCar’s board may determine.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of Ordinary Shares), if the assets available for distribution amongst SunCar’s shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst SunCar’s shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to SunCar for unpaid calls or otherwise. If SunCar’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by SunCar’s shareholders in proportion to the par value of the shares held by them. Any distribution of assets or capital to a holder of Ordinary Share will be the same in any liquidation event. Any distribution of assets or capital to a holder of a SunCar Class A Ordinary Share and a holder of a SunCar Class B Ordinary Share will be the same in any liquidation event.

Redemption, Repurchase and Surrender of Ordinary Shares. SunCar may issue shares on terms that such shares are subject to redemption, at SunCar’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by SunCar’s Board of Directors or by a special resolution of SunCar’s shareholders. SunCar may also repurchase any of its shares provided that the manner and terms of such purchase have been approved by its Board of Directors or are otherwise authorized by its Memorandum and Articles of Association. Under the Companies Act, the redemption or repurchase of any share may be paid out of SunCar’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, SunCar may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time SunCar’s share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not SunCar is being wound-up, may be varied with the consent in writing of a majority the holders of the issued shares of that class or series or with the sanction of an ordinary resolution at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records. Holders of SunCar Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of SunCar’s register of members or its corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolutions passed by shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. However, SunCar will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. SunCar’s Memorandum and Articles of Association authorize its Board of Directors to issue additional Ordinary Shares from time to time as its Board of Directors shall determine, to the extent of available authorized but unissued shares.

SunCar’s Memorandum and Articles of Association also authorize its Board of Directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

SunCar’s Board of Directors may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Anti-Takeover Provisions. Some provisions of SunCar’s Memorandum and Articles of Association may discourage, delay or prevent a change of control of SunCar or management that shareholders may consider favorable, including provisions that authorize SunCar’s Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by its shareholders.

Exempted Company. SunCar is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that it is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by (a) a special resolution (usually a majority of not less than two-thirds of the votes which are cast in person or by proxy by those shareholders who, being entitled to do so, attend and vote at a quorate general meeting of the relevant company or a unanimous written resolution of all of the shareholders entitled to vote at a general meeting of the relevant company) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company where the parent and subsidiary company are both incorporated under the Companies Act. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Directors of a Cayman Islands company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value and such petition by the company must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date and where the consideration for such shares are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, by way of schemes of arrangement, which will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officer or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Description of Preferred Shares

The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:

●	the title and par value of the preferred shares;

●	the number of preferred shares SunCar is offering;

●	the liquidation preference per preference share, if any;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	SunCar’s right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if SunCar liquidates, dissolves or winds up;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on SunCar’s ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into SunCar’s Ordinary Shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Ordinary Shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	any preemption rights;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if SunCar liquidates, dissolves or winds up its affairs;

●	any rights attached to the preferred shares regarding the corporate governance of SunCar, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

SunCar’s board of directors may cause it to issue from time to time, out of its authorized share capital, series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, SunCar’s board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When SunCar issues preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of Ordinary Shares and reduce the likelihood that holders of Ordinary Shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of SunCar’s Ordinary Shares. The issuance of preference shares also could delay, deter or prevent a change in control of SunCar, or make removal of management more difficult. Although SunCar does not currently intend to issue any preferred shares, SunCar could do so in the future.

As of the date of this prospectus, there are no issued and outstanding preferred shares of any series. The material terms of any series of preferred shares that SunCar offers, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

Holders of SunCar’s preferred shares are entitled to certain rights and subject to certain conditions as set forth in its currently effective memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our Class A Ordinary Shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates on which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denomination of US$1,000 or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any events of default;

●	the terms and conditions, if any, for conversion into or exchange for ordinary shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

Description of Warrants

We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued based on the terms to be agreed upon by us and the investors. The terms of any warrants being offered and a description of the material provisions of the applicable warrants will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required and as applicable, the following terms (non-exhaustive) of the warrants in respect of which the prospectus supplement is delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

●	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material United States federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Description of Rights

The following summary of certain description of the rights, and any description of rights in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the right agreement and provisions of the certificate evidencing the rights that will be filed with the SEC in connection with the offering of such rights.

SunCar may issue rights to purchase Class A Ordinary Shares, preferred shares or debt securities that SunCar may offer to its securityholders. The rights may be issued independently or together with any other offered security. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, SunCar may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between SunCar and a bank or trust company, as rights agent, that SunCar will name in the applicable prospectus supplement. The rights agent will act solely as SunCar’s agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that SunCar offers will describe specific terms relating to the offering, including, among other matters:

●	the title of the rights;

●	the date of determining the securityholders entitled to the rights distribution;

●	the securities for which the rights are exercisable;

●	the aggregate number of rights issued and the aggregate number of shares of Ordinary Shares or preferred shares, or aggregate principal amount of debt securities purchasable upon exercise of the rights;

●	the exercise price;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such rights;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that SunCar may enter into in connection with the rights offering; and

●	the material terms of the rights, including terms, transferability, conditions to completion of the rights offering, procedures and limitation relating to the exchange and exercise of such rights.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of Ordinary Shares, preferred shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, SunCar may offer any unsubscribed securities directly to persons other than SunCar’s security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Units

The following summary of certain description of, and any description of units in the applicable prospectus supplement, does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units, as well as the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of the units.

SunCar may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

SunCar may collectively offer and sell, from time to time, some or all of the Securities covered by this prospectus up to a total amount of US$300,000,000. SunCar has registered the Securities covered by this prospectus for offer and sale by it so that those Securities may be freely sold to the public by SunCar. Registration of the Securities covered by this prospectus does not mean, however, that those Securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The Securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the Securities;

●	through broker-dealers (acting as agent or principal);

●	directly to purchasers, including SunCar’s affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the Securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Securities covered by this prospectus being offered and the terms of the offering, including the public offering price or the purchase price of the Securities or the other consideration therefore and the proceeds from such sale, any options under which underwriters may purchase additional Securities from SunCar, the delayed delivery arrangements, the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from SunCar, any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the Securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the Securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of Securities may be effected from time to time in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the Securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The Securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the Securities. That compensation may be in the form of discounts, concessions or commissions to be received from SunCar or from the purchasers of the Securities. Any dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and compensation received by them on resale of the Securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Sale through Underwriters or Dealers

If underwriters are used in a sale, Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of Securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of Securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the Securities.

If a dealer is used in the sale of the Securities, SunCar will sell the Securities to the dealer, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, SunCar will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

Sales through Agents

Agents may from time to time solicit offers to purchase the Securities. If required, SunCar will name in the applicable prospectus supplement any agent involved in the offer or sale of the Securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the Securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities.

Direct Sales and Sales through Agents

SunCar may directly solicit offers to purchase the Securities and may make sales of Securities directly to institutional investors or others, without using agents, underwriters, or dealers. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the Securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Delayed delivery contracts

If so indicated in the applicable prospectus supplement, SunCar may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered Securities from SunCar at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Market making, stabilization and other transactions

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered Securities. These activities may maintain the price of the offered Securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered Securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Each series of offered Securities, other than the Class A Ordinary Shares of SunCar, will be a new issue of Securities and will have no established trading market. Any underwriters to whom offered Securities are sold for public offering and sale may make a market in such offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered Securities may or may not be listed on a national Securities exchange. No assurance can be given that there will be a market for the offered Securities.

Any Securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that SunCar makes sales to or through one or more underwriters or agents in at-the-market offerings, SunCar will do so pursuant to the terms of a distribution agreement between SunCar and the underwriters or agents. If SunCar engages in at-the-market sales pursuant to a distribution agreement, SunCar, if any, will offer and sell the Securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, SunCar, if any, may sell the Securities on a daily basis in exchange transactions or otherwise as, if any, agree with the underwriters or agents. The distribution agreement will provide that any Securities sold will be sold at prices related to the then prevailing market prices. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, SunCar, if any, also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of SunCar’s Securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, SunCar, if any, may enter into agreements with such underwriters or agents pursuant to which SunCar, as applicable, receive SunCar outstanding Securities in consideration for the Securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell Securities covered by this prospectus to hedge their positions in these outstanding Securities, including in short sale transactions. If so, the underwriters or agents may use the Securities received from SunCar under these arrangements to close out any related open borrowings of Securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with a redemption or repayment pursuant to the terms of the Securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with SunCar and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with SunCar to indemnification by SunCar against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for SunCar in the ordinary course of business.

Derivative Transactions and Hedging

SunCar, the underwriters or other agents may engage in derivative transactions involving the Securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, SunCar may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from SunCar or others (or, in the case of derivatives, securities received from SunCar in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loan of Pledge of Securities

SunCar may loan or pledge Securities to a financial institution or other third party that in turn may sell the Securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in SunCar’s Securities or in connection with a simultaneous offering of other Securities offered by this prospectus or in connection with a simultaneous offering of other Securities offered by this prospectus.

Electronic Auctions

SunCar may also make sales through the Internet or through other electronic means. Since SunCar may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system SunCar will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled under agreements which may be entered into with SunCar to indemnification by SunCar against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by SunCar to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for SunCar, subsidiaries of SunCar or its affiliates.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from SunCar and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

Under the Securities laws of some jurisdictions, the Securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of Securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of SunCar’s Securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of SunCar’s Securities to engage in market-making activities with respect to SunCar’s Securities. These restrictions may affect the marketability of SunCar’s Securities and the ability of any person or entity to engage in market-making activities with respect to SunCar’s Securities.

LEGAL MATTERS

The legality of securities offered by this prospectus that are governed by Cayman Islands law and certain other Cayman Islands legal matters has been passed upon for SunCar by Maples and Calder (Hong Kong) LLP. The legality of certain legal matters relating to U.S. law has been passed upon for SunCar by Pryor Cashman LLP.

EXPERTS

The consolidated financial statements for the three fiscal years ended December 31, 2023, 2022 and 2021, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Enrome LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Enrome LLP is located at 1 North Bridge Road, #06-37, High Street Centre, Singapore 179094.

EXPENSES

The following table sets forth all expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:

	Amount
SEC registration fee	US$	44,280
FINRA filing fee			(1)
Accounting fees and expenses			(1)
Legal fees and expenses			(1)
Financial printing and miscellaneous expenses			(1)
Total			(1)

(1)	These fees and expenses cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, Cayman Islands exempted companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, substantially all of our executive directors and our senior management reside outside the United States, and all or a substantial portion of such persons’ assets are located outside the United States.  As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

The United States and PRC do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not automatically be enforceable in PRC, but will have to follow the procedure under the PRC Civil Procedures Law.

The United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in the Cayman Islands.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows SunCar to “incorporate by reference” the information it files with them. This means that SunCar can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in SunCar’s affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When SunCar updates the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

SunCar incorporates by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

●	its Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 29, 2024;

●	the description of the securities contained in its registration statement on Form 8-A filed on May 17, 2023 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

●	any annual or periodic reports, including on Form 20-F, filed with the SEC pursuant to the Exchange Act after the date of this prospectus and prior to the termination of the offerings of Securities under this prospectus (except to the extent such reports are furnished but not filed with the SEC); and

●	any Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of the offerings of Securities under this prospectus, but only to the extent that the forms expressly state that SunCar incorporates them by reference in this prospectus.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein or any of its SEC filings incorporated by reference herein without charge by written or oral request directed to Suite 209, No. 656 Lingshi Road, Jing’an District, Shanghai, 200072, People’s Republic of China. The telephone number at SunCar’s executive office is (86) 138-1779-6110.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Where You Can Find Additional Information

SunCar has filed with the SEC a registration statement on Form F-3 using a “shelf” registration process under the Securities Act with respect to the offer and sale of Securities pursuant to this prospectus. As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. This prospectus, which constitutes a part of the registration statement on Form F-3, does not contain all of the information contained in the registration statement. You should read SunCar’s registration statements and their exhibits and schedules included in the registration statement, incorporated by reference in and deemed to be incorporated by reference in this prospectus for further information with respect to SunCar and the Securities offered in this prospectus.

The registration statement, including its exhibits and schedules, are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

SunCar is subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, SunCar is required to file reports, including annual reports on Form 20-F, and other information with the SEC. As SunCar is a foreign private issuer, SunCar is exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and SunCar’s executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, SunCar will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

SunCar’s principal corporate website is https://suncartech.com/. The information contained on its websites is not a part of this prospectus. SunCar’s agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711.

SunCar has not authorized anyone to give any information or make any representation about SunCar that is different from, or in addition to, that contained in this prospectus or any prospectus supplement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the Securities offered by this prospectus or any prospectus supplement or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus or any prospectus supplement does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

$50,000,000

SunCar Technology Group Inc.

7,142,858 Class A Ordinary Shares

BTIG	Macquarie Capital	Oppenheimer & Co.

The date of this prospectus supplement is February 5, 2025.